Exhibit 23.5

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, 333-118325 and 333-126191), Form S-3 (File Nos. 333-104394, 333-116461, 333-125682, 333-130196, 333-132261 and 333-132262), and Form S-4 (File Nos. 333-128453 and 333-132263) of Chesapeake Energy Corporation of information from our reserve report dated February 25, 2006, entitled “Chesapeake Energy Corporation – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests (SEC Parameters)” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 13, 2006.

/s/ RYDER SCOTT COMPANY, L.P.

Houston, Texas

March 10, 2006